EXHIBIT 77(d)

            ITEM 77D - Policies with respect to security investments

(1) At the April 15, 2004 meeting of the Board of Trustees (the "Board") of ING Investors Trust ("IIT"), the Board approved a change in the name of ING Goldman Sachs Internet Tollkeeper(SM) Portfolio ("Portfolio") to ING Goldman Sachs Tollkeeper(SM) Portfolio. The name change and changes in the Portfolio's non-fundamental investment strategy, were implement on August 2, 2004 as follows:

      A. All references to "ING Goldman Sachs Internet Tollkeeper(SM) Portfolio" are hereby deleted and replaced with "ING Goldman Sachs Tollkeeper(SM) Portfolio." Further, the "ING Goldman Sachs Internet Tollkeeper(SM) Portfolio" section beginning on page 24 of the Adviser, Institutional, and Service Class Prospectuses, and page 26 of the Retirement Class Prospectus is hereby amended as follows:

      B. The "Principal Investment Strategy" section is deleted and replaced with the following:

      Principal Investment Strategy

      The Portfolio invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of investment) in equity investments in "Tollkeeper" companies, which are high-quality technology, media, or service companies that adopt or use technology to improve cost structure, revenue opportunities, or competitive advantage. The Portfolio will provide shareholders with at least 60 days' prior notice of any changes in this investment strategy. The Portfolio seeks to achieve its investment objective by investing in equity investments of companies that the Portfolio Manager believes are well positioned to benefit from the proliferation of technology. In general, the Portfolio Manager defines a Tollkeeper company as a company with predictable, sustainable or recurring revenue streams. The Portfolio Manager anticipates that Tollkeeper companies may increase revenue by increasing "traffic" or customers and sales, and raising "tolls," or prices, and margins. The Portfolio Manager does not define companies that are capital intensive, low margin businesses as Tollkeepers (although the Portfolio may invest in such companies as part of the Portfolio's 20% basket of securities which are not or may not be defined as Tollkeepers).

      The Portfolio Manager believes that the characteristics of many Tollkeeper companies should enable them to grow consistently their businesses. Such characteristics include:

           o    Strong brand name;
           o    Dominant market share;
           o    Recurring revenue streams;
           o    Free cash flow generation;
           o    Long product life cycle;
           o    Enduring competitive advantage; and
           o    Excellent management.

      The Internet is an example of a technology that the Portfolio Manager believes will drive growth for many Tollkeeper companies. The Internet's significant impact on the global economy has changed and will continue to change the way many companies operate. Business benefits of the Internet include global scalability, acquisition of new clients, new revenue sources, and increased efficiencies. Tollkeeper companies adopting Internet technologies to improve their business model include technology, media and service companies.

      Due to its focus on technology, media and service companies, the Portfolio's investment performance will be closely tied to many factors that affect technology, media and service companies. These factors include intense competition, consumer preferences, problems with product compatibility and government regulation. Tollkeeper securities may experience significant price movements caused by disproportionate investors optimism or pessimism with little or no basis in fundamental economic conditions. As a result, the Portfolio's net asset value is more likely to have greater fluctuation than that of a portfolio that is more diversified or invests in other industries.

      The Portfolio Manager may temporarily change its usual strategies if it believes economic conditions make it necessary to try to protect the Portfolio from potential loss. In this case, the Portfolio may invest more significantly in U.S. government securities, repurchase agreements collateralized by U.S. government securities, CD's, bankers' acceptances, repurchase agreements, commercial paper, bank instruments, and non-convertible preferred stocks or corporate bonds with a maturity of less than one year, which may prevent the Portfolio from achieving its investment goal.

      The Portfolio may change any of these investment policies (including its objective) without shareholder approval.

(2) On June 3, 2004, the Board of Trustees ("Board") of ING Investors Trust approved a change in the name of ING Mercury Fundamental Growth Portfolio to ING Mercury Large Cap Growth Portfolio and changes to the non-fundamental investment strategy for ING Mercury Fundamental Growth Portfolio which were implemented on August 6, 2004 as follows:

      A. All references to "ING Mercury Fundamental Growth Portfolio" are hereby deleted and replaced with "ING Mercury Large Cap Growth Portfolio." Further, the "ING Mercury Fundamental Growth Portfolio" section beginning on page 38 of the Adviser and Service Class prospectuses, page 39 of the Institutional Class Prospectus, and page 12 of the Retirement Class Prospectus is hereby amended as follows:

      B. The "Principal Investment Strategy" section is deleted and replaced with the following:

      Principal Investment Strategy

      The Portfolio invests at least 80% of its assets in equity securities of large capitalization companies. The Portfolio will provide shareholders with at least 60 days' prior notice of any changes in this investment strategy. The Portfolio will invest primarily in equity securities of companies located in the United States that the Portfolio Manager believes have good prospects for earnings growth.

      The Portfolio seeks to achieve its objective by investing at least 80% of its assets in common stock of companies the Portfolio Manager selects from among those which, at the time of purchase, are included in the Russell 1000(R) Growth Index. Using quantitative models that employ various factors, the Portfolio seeks to outperform the Russell 1000(R) Growth Index by investing in equity securities that the Portfolio Manager believes have above average earnings prospects. The Russell 1000(R) Growth Index (which consists of those Russell 1000(R) securities with a greater than average growth orientation) is a subset of the Russell 1000(R) Index.

      In selecting securities for the Portfolio from its benchmark universe, the Portfolio Manager uses a proprietary quantitative model that employs three filters in its initial screen: earnings momentum, earnings surprise and valuation. The Portfolio Manager looks for strong relative earnings growth, preferring internal growth and unit growth over growth resulting from a company's pricing structure. A company's stock price relative to its earnings and book value is also examined - if the screening is done, the Portfolio Manager relies on fundamental analysis, using both internal and external research, to optimize its quantitative model to choose companies the Portfolio Manager believes have strong, sustainable growth with current momentum at attractive price valuations.

Because the Portfolio generally will not hold all the stocks in the index, and because the Portfolio's investments may be allocated in amounts that vary from the proportional weightings of the various stocks in the index, the Portfolio is not an "index" fund. In seeking to outperform the relevant benchmark, however, the Portfolio Manager reviews potential investments using certain criteria based on the securities in the index. These criteria currently include the following:

      o     Relative prices to earnings and prices to book ratios;
      o     Stability and quality of earnings momentum and growth;
      o     Weighted median market capitalization of the Portfolio; and
      o Allocation among the economic sectors of the Portfolio, as compared to the Russell 1000(R) Growth Index.

The Portfolio may invest up to 10% of its total assets in securities issued by foreign companies. Securities of foreign companies may be in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or other securities representing interests in securities of foreign companies. The Portfolio may also engage in derivatives for hedging purposes and lend portfolio securities.

The Portfolio will normally invest a portion of its assets in short-term debt securities, such as commercial paper. The Portfolio may also invest without limitation in short-term debt securities (including repurchase agreements), non-convertible preferred stocks and bonds, or government and money market securities when the Portfolio Manger is unable to find enough attractive equity investments and to reduce exposure to equities when the Portfolio Manager believes it is advisable to do so on a temporary basis. Investment in these securities may also be used to meet redemptions.

When the Portfolio Manager anticipates unusual market or other conditions, the Portfolio may temporarily depart from its principal investment strategies as a defensive measure. To the extent that the Portfolio invests defensively, the Portfolio likely will not achieve its investment objective.

For the Adviser Class prospectus:

The table below provides some indication of the risks of investing in the Portfolio by comparing the Portfolio's performance to that of the Russell 1000(R) Growth Index and the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index"). The Russell 1000(R) Growth Index measures the performance of 1000 of the largest U.S. domiciled companies. The S&P 500 Index is a widely recognized, unmanaged index consisting of 500 U.S. stocks. The Russell 1000(R) Growth Index is intended to be the comparative index for the Portfolio. The Portfolio Manager has determined that the Russell 1000(R) Growth Index is a more appropriate index than the S&P 500 Index for use as a comparative index since it more closely reflects the performance of the securities in which the Portfolio invests. It is not possible to invest directly in the indices.

      Average Annual Total Return*
      --------------------------------------------------------------------------
                                                    1 Year           09/09/02
                                                                     (Inception)

      Class A Returns*                              26.71%           15.77%
      Russell 1000(R) Growth Index                  29.75%           17.94%(1)
      S&P 500 Index                                 28.71%           17.80%(1)
      --------------------------------------------------------------------------

* The performance information presented above is as of December 31 for each year or period.
(1)   Index return is for the period beginning September 1, 2002.

For the Institutional Class prospectus:

The table below provides some indication of the risks of investing in the Portfolio by comparing the Portfolio's performance to that of the Russell 1000(R) Growth Index and the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index"). The Russell 1000(R) Growth Index measures the performance of 1000 of the largest U.S. domiciled companies. The S&P 500 Index is a widely recognized, unmanaged index consisting of 500 U.S. stocks. The Russell 1000(R) Growth Index is intended to be the comparative index for the Portfolio. The Portfolio Manager has determined that the Russell 1000(R) Growth Index is a more appropriate index than the S&P 500 Index for use as a comparative index since it more closely reflects the performance of the securities in which the Portfolio invests. It is not possible to invest directly in the indices.

      --------------------------------------------------------------------------
      Average Annual Total Return*
      --------------------------------------------------------------------------
                                                    1 Year           5/1/02
                                                                     (Inception)

      Class S Returns*                              26.96%           1.31%
      Russell 1000(R) Growth Index                  29.75%           2.73%
      S&P 500 Index                                 28.71%           3.82%
      --------------------------------------------------------------------------

* Class I shares had not commenced operations in 2003 and therefore do not have a full calendar year of performance for 2003. The performance information presented above is as of December 31 for each year or period for Class S shares. The bar chart and performance table above reflect the returns of the Portfolio's Class S shares, which commenced operations on May 1, 2002. Class S shares are not offered in the Prospectus. If they had been offered, Class I shares would have had substantially similar annual returns as the Class S shares because the classes are invested in the same portfolio of securities. Annual returns would differ only to the extent Class S and Class I shares have different expenses.

For the Retirement Class prospectus:

The table below provides some indication of the risks of investing in the Portfolio by comparing the Portfolio's performance to that of the Russell 1000(R) Growth Index and the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index"). The Russell 1000(R) Growth Index measures the performance of 1000 of the largest U.S. domiciled companies. The S&P 500 Index is a widely recognized, unmanaged index consisting of 500 U.S. stocks. The Russell 1000(R) Growth Index is intended to be the comparative index for the Portfolio. The Portfolio Manager has determined that the Russell 1000(R) Growth Index is a more appropriate index than the S&P 500 Index for use as a comparative index since it more closely reflects the performance of the securities in which the Portfolio invests. It is not possible to invest directly in the indices.

      --------------------------------------------------------------------------
      Average Annual Total Return*
      --------------------------------------------------------------------------
                                                    1 Year           5/1/02
                                                                     (Inception)

      Class S Returns*                              26.53%           0.96%
      Russell 1000(R) Growth Index                  29.75%           2.73%
      S&P 500 Index                                 28.71%           3.82%
      --------------------------------------------------------------------------

* Class R shares had not commenced operations in 2003 and therefore do not have a full calendar year of performance for 2003. The bar chart and performance table above is as of December 31 for each year or period and reflect the returns of the Portfolio's Class S shares, which commenced operations on May 1, 2002, revised to reflect the higher expenses of Class R shares. Class S shares are not offered in this Prospectus. If they had been offered, Class R shares would have had substantially similar annual returns as the Class S shares because the classes are invested in the same portfolio of securities. Annual returns would differ only to the extent Class S and Class R shares have different expenses.

For the Service Class prospectus:

The table below provides some indication of the risks of investing in the Portfolio by comparing the Portfolio's performance to that of the Russell 1000(R) Growth Index and the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index"). The Russell 1000(R) Growth Index measures the performance of 1000 of the largest U.S. domiciled companies. The S&P 500 Index is a widely recognized, unmanaged index consisting of 500 U.S. stocks. The Russell 1000(R) Growth Index is intended to be the comparative index for the Portfolio. The Portfolio Manager has determined that the Russell 1000(R) Growth Index is a more appropriate index than the S&P 500 Index for use as a comparative index since it more closely reflects the performance of the securities in which the Portfolio invests. It is not possible to invest directly in the indices.

      --------------------------------------------------------------------------
      Average Annual Total Return*
      --------------------------------------------------------------------------
                                            1 Year                   5/1/02
                                                                     (Inception)

      Class S Returns*                      26.96%                   1.31%
      Russell 1000(R) Growth Index          29.75%                   2.73%
      S&P 500 Index                         28.71%                   3.82%
      --------------------------------------------------------------------------

* The performance information presented above is as of December 31 for each year or period.

(3) On September 2, 2004, the Board approved a change in the non-fundamental investment strategy for the ING International Portfolio. On September 3, 2004 the change was implemented as follows:

      A. For the Adviser Class, Institutional Class and Service Class Prospectuses for the ING International Portfolio, the fourth paragraph of the section entitled "Principal Investment Strategy which reads as follows is deleted in its entirety:

                  The Portfolio Manager will invest at least 65% of the Portfolio in assets of companies which, based upon a fundamental analysis of a company's earning prospects, it believes will experience faster earnings per share growth than that of other companies located in one or more of the same market, sector, or industry.

(4) On September 2, 2004, the Board approved a change in the non-fundamental investment strategy of the ING Julius Baer Foreign Portfolio ("Portfolio) to allow the Portfolio to invest in derivates such as futures and swaps as a hedging technique or to further its investment objectives. This change was implement on September 10, 2004 as follows:

      A. For the Adviser Class, Institutional Class, Retirement Class and Service Class Prospectuses for the ING Julius Baer Foreign Portfolio the following sentence is added to the section entitled "Principal Investment Strategy":

                  The Portfolio may invest in derivates such as futures and swaps as a hedging technique or in furtherance of its investment objectives.

      B. For the Adviser Class, Institutional Class and Service Class Statement of Addition Information ("SAI") and the Retirement Class SAI, the following is added after the 1st sentence of the 2nd paragraph under the section entitled "Options on Futures Contracts"

                  The Julius Baer Foreign Portfolio may invest up to 25% of its total net assets in futures, options and swaps for hedging and non-hedging purposes.

      C. The first sentence of the 4th paragraph under the section entitled "Stock Index Futures Contracts" is deleted and replaced with the following:

                  Each investing Portfolio will limit its use of futures contracts and futures options to hedging transactions and other strategies as described under the heading "Limitations" in this section, with the exception of the Julius Baer Foreign Portfolio, which may invest in futures contracts and futures options for both hedging and non-hedging purposes.

(5) On September 2, 2004, the Board approved a name change, sub-adviser change and change to the non-fundamental investment strategy for the ING MFS Research Portfolio to the ING Oppenheimer Main Street Portfolio(R). These changes were made pursuant to the Manager-of-Manager's exemptive relief received from the U.S. Securities and Exchange Commission. These changes were implemented on November 8, 2004 to the Adviser Class, Institutional Class, Retirement Class and Service Class Prospectuses as follows:

      A. The "Description of the Portfolios" section entitled "ING MFS Research Portfolio" is hereby deleted and replaced with "ING Oppenheimer Main Street Portfolio(R) (formerly, ING MFS Research Portfolio)."

      B. The "Portfolio Manager" section is hereby deleted and replaced with the following:

            Portfolio Manager

            OppenheimerFunds, Inc. ("OppenheimerFunds")

      C. The "Investment Strategy" section, the list of risks found within the "Principal Risks" section, and "More on the Portfolio Manager" section are hereby deleted and replaced with the following:

            Investment Strategy

            The Portfolio currently invests mainly in common stocks of U.S. companies of different capitalization ranges, presently focusing on large-capitalization issuers. It also can buy debt securities, such as bonds and debentures, but does not currently emphasize these investments.

            In selecting securities for purchase or sale by the Portfolio, the portfolio managers use an investment process that combines quantitative models, fundamental research about particular securities and individual judgment. It should be stressed that the investment process is quantitative in nature and that fundamental and judgmental elements serve to support the quantitative models. While this process and inter-relationship of the factors used may change over time and its implementation may vary in particular cases, in general the selection process currently involves the use of:

                  o Multi-factor quantitative models: These include a group of "top-down" models that analyze data such as relative valuations, relative price trends, interest rates and the shape of the yield curve. These help direct portfolio emphasis by market capitalization (small, mid or large), industries, and value or growth styles. A group of "bottom-up" models help to rank stocks in a universe typically including 3000 stocks, selecting stocks for relative attractiveness by analyzing stock and company characteristics.

                  o Fundamental research: The portfolio managers use internal research and analysis by other market analysts, with emphasis on current company news and industry-related events.

                  o Judgment: The Portfolio is then continuously rebalanced by the portfolio managers, using the tools described above.

Principal Risks

                                          Manager Risk
                  Market and Company Risk
                  Mid-Cap Company Risk
                  Small Company Risk

      D. The Portfolio's secondary benchmark, Russell MidCap(R) Index, found in the "Performance" section, is hereby deleted.

(6) On September 30, 2004, the Board of Trustees ("Board") approved a change in the non-fundamental investment strategy for the ING JPMorgan Small Cap Equity Portfolio. On October 1, 2004, the changes were implemented as follows:

      A. The "Principal Investment Strategy" section is deleted and replaced with the following:

      Principal Investment Strategy

      Under normal market conditions, the Portfolio invests at least 80% of its total assets in equity securities of small-cap companies. Small-cap companies are companies with market capitalization equal to those within a universe of Russell 2000(R) Index stocks. Market capitalization is the total market value of a company's shares.

      The Portfolio focuses on companies that appear attractive relative to other companies in the same economic sector based on both a number of quantitative factors including valuation and improving fundamentals as well as the fundamental stock and industry insights of the sector specific research and portfolio management teams.

      The Portfolio Manager then uses a disciplined, systematic portfolio construction process to overweight the stocks that are the most attractive and underweight those stocks that are the least attractive while trying to minimize uncompensated risks relative to the benchmark.

      The Portfolio may also invest up to 20% of its total assets in foreign securities. These investments may take the form of depositary receipts. The Portfolio may also invest up to 20% of its total assets in convertible securities, which generally pay interest or dividends and which can be converted into common or preferred stock.

      Although the Portfolio intends to invest primarily in equity securities, under normal market conditions, it may invest up to 20% of its total assets in high-quality money market instruments and repurchase agreements.

      The Portfolio's equity holdings may include real estate investment trusts ("REITs"), which are pools of investments consisting primarily of income-producing real estate or loans related to real estate.

      The Portfolio may invest in derivatives, which are financial instruments whose value is based on another security, index or exchange rate. The Portfolio may use derivatives to hedge various market risks or to increase the Portfolio's income or gain.

      The Portfolio may change any of these investment policies (including its investment objective) without shareholder approval.

      B. "Diversification Risk" is hereby removed from the list of "Principal Risks" beginning on page 13 of the Adviser Class and Institutional Class Prospectuses, page 12 of the Service Class Prospectus, and page 3 of the Retirement Class Prospectus.

      C. The fourth paragraph and "Average Annual Total Return*(1)" chart found within the "Performance" section beginning on page 14 of the Adviser Class and Institutional Class prospectus, page 13 of the Service Class prospectus, and page 4 of the Retirement Class prospectus is deleted and replaced with the following:

            For the Adviser Class prospectus

            The table below provides some indication of the risks of investing in the Portfolio by comparing the Portfolio's performance to that the Russell 2000(R) Index and the Standard & Poor's SmallCap 600 Index ("S&P SmallCap 600 Index"). The Russell 2000(R) Index represents the 2,000 smallest companies in the Russell 3000(R) Index, which contains the 3,000 largest U.S. companies, based on total market capitalization. The S&P 600 SmallCap 600 Index is an unmanaged market-value weighted index consisting of 600 domestic stocks, representing all major industries in the small-capitalization of the U.S. stock market. The Portfolio Manager has determined that the Russell 2000(R) Index is a more appropriate index than the S&P SmallCap 600 Index for use as a comparative index since it more closely reflects the performance of the securities in which the Portfolio invests. It is not possible to invest directly in the indices.

      --------------------------------------------------------------------------
      Average Annual Total Return*(1)
      --------------------------------------------------------------------------
                                                    1 Year           09/09/02
                                                                     (Inception)

      Class A Returns*                              33.84%           21.31%
      Russell 2000(R) Index                         47.25%           32.20%(2)
      S&P SmallCap 600 Index                        38.79%           26.42%(2)
      --------------------------------------------------------------------------

* The performance information presented above is as of December 31 for each year or period.
(1) J.P. Morgan Investment Management Inc. has managed the Portfolio since May 1, 2002.
(2)   Index return is for the period beginning September 1, 2002.

            For the Institutional Class prospectus

            The table below provides some indication of the risks of investing in the Portfolio by comparing the Portfolio's performance to that the Russell 2000(R) Index and the Standard & Poor's SmallCap 600 Index ("S&P SmallCap 600 Index"). The Russell 2000(R) Index represents the 2,000 smallest companies in the Russell 3000(R) Index, which contains the 3,000 largest U.S. companies, based on total market capitalization. The S&P 600 SmallCap 600 Index is an unmanaged market-value weighted index consisting of 600 domestic stocks, representing all major industries in the small-capitalization of the U.S. stock market. The Portfolio Manager has determined that the Russell 2000(R) Index is a more appropriate index than the S&P SmallCap 600 Index for use as a comparative index since it more closely reflects the performance of the securities in which the Portfolio invests. It is not possible to invest directly in the indices.

      --------------------------------------------------------------------------
      Average Annual Total Return*(1)
      --------------------------------------------------------------------------
                                                    1 Year           05/01/02
                                                                     (Inception)

      Class S Return                                34.22%           3.73%
      Russell 2000(R) Index                         47.25%           6.80%
      S&P SmallCap 600 Index                        38.79%           4.56%
      --------------------------------------------------------------------------

* Class I shares had not commenced operations in 2003 and therefore do not have a full calendar year of performance for 2003. The performance information presented above is as of December 31 for each year or period for Class S shares. The bar chart and performance table above reflect the returns of the

Portfolio's Class S shares, which commenced operations on May 1, 2002. Class S shares are not offered in the Prospectus. If they had been offered, Class I shares would have had substantially similar annual returns as the Class S shares because the classes are invested in the same portfolio of securities. Annual returns would differ only to the extent Class S and Class I shares have different expenses.

(1) J.P. Morgan Investment Management Inc. has managed the Portfolio since May 1, 2002.

            For the Service Class prospectus

            The table below provides some indication of the risks of investing in the Portfolio by comparing the Portfolio's performance to that the Russell 2000(R) Index and the Standard & Poor's SmallCap 600 Index ("S&P SmallCap 600 Index"). The Russell 2000(R) Index represents the 2,000 smallest companies in the Russell 3000(R) Index, which contains the 3,000 largest U.S. companies, based on total market capitalization. The S&P 600 SmallCap 600 Index is an unmanaged market-value weighted index consisting of 600 domestic stocks, representing all major industries in the small-capitalization of the U.S. stock market. The Portfolio Manager has determined that the Russell 2000(R) Index is a more appropriate index than the S&P SmallCap 600 Index for use as a comparative index since it more closely reflects the performance of the securities in which the Portfolio invests. It is not possible to invest directly in the indices.

     ---------------------------------------------------------------------------
     Average Annual Total Return*(1)
     ---------------------------------------------------------------------------
                                                    1 Year           05/01/02
                                                                     (Inception)

     Class S Return                                 34.22%           3.73%
     Russell 2000(R) Index                          47.25%           6.80%
     S&P SmallCap 600 Index                         38.79%           4.56%
     ---------------------------------------------------------------------------

* The performance information presented above is as of December 31 for each year or period.

(1) J.P. Morgan Investment Management Inc. has managed the Portfolio since May 1, 2002.

            For the Retirement Class prospectus

            The table below provides some indication of the risks of investing in the Portfolio by comparing the Portfolio's performance to that the Russell 2000(R) Index and the Standard & Poor's SmallCap 600 Index ("S&P SmallCap 600 Index"). The Russell 2000(R) Index represents the 2,000 smallest companies in the Russell 3000(R) Index, which contains the 3,000 largest U.S. companies, based on total market capitalization. The S&P 600

            SmallCap 600 Index is an unmanaged market-value weighted index consisting of 600 domestic stocks, representing all major industries in the small-capitalization of the U.S. stock market. The Portfolio Manager has determined that the Russell 2000(R) Index is a more appropriate index than the S&P SmallCap 600 Index for use as a comparative index since it more closely reflects the performance of the securities in which the Portfolio invests. It is not possible to invest directly in the indices.

     ---------------------------------------------------------------------------
     Average Annual Total Return*(1)
     ---------------------------------------------------------------------------
                                                    1 Year           05/01/02
                                                                     (Inception)

     Class S Return*                                33.75%           3.36%
     Russell 2000(R) Index                          47.25%           6.80%
     S&P SmallCap 600 Index                         38.79%           4.56%
     ---------------------------------------------------------------------------

* Class R shares had not commenced operations in 2003 and therefore do not have a full calendar year of performance for 2003. The performance information presented above is as of December 31 for each year or period for Class S shares. The bar chart and performance table above reflect the returns of the Portfolio's Class S shares, which commenced operations on May 1, 2002, revised to reflect the higher expenses of the Class R shares. Class S shares are not offered in the Prospectus. If they had been offered, Class R shares would have had substantially similar annual returns as the Class S shares because the classes are invested in the same portfolio of securities. Annual returns would differ only to the extent Class S and Class R shares have different expenses.

(1) J.P. Morgan Investment Management Inc. has managed the Portfolio since May 1, 2002.

ITEM 77O - Transactions Effected Pursuant to Rule 10f-3

                                                                             Broker/
                                                                             Dealer From                 Affiliated/Principal
Fund Name                             Issuer         Date of Purchase        Whom Purchased            Underwriter of Syndicate
ING Mercury Focus Value           General Mills         10/04/2004              Citigroup                 Merrill Lynch & Co.

ING Mercury Focus Value         UAP Holding Corp.       11/22/2004            Goldman Sachs               Merrill Lynch & Co.

ING Mercury Focus Value          Las Vegas Sands        12/14/2004            Goldman Sachs               Merrill Lynch & Co.

ING Salomon Brothers All Cap       Todco-CL A           12/16/2004            Morgan Stanley                   Citigroup

ING Salomon Brothers All Cap     Allegheny Tech.        07/22/2004              JP Morgan                      Citigroup

ING Van Kampen Real Estate       Sunstone Hotel         10/20/2004            Merrill Lynch                  Morgan Stanley

ING Van Kampen Real Estate     Diversified Realty       12/15/2004      Stiefel, Nickolas, and Co.           Morgan Stanley
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